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                         U.S. BANCORP AND SUBSIDIARIES            Exhibit 12.2
                                 CAPITAL RATIOS
                                 (In Thousands)


                                            1996            1995            1994            1993            1992
                                        -----------     -----------     -----------     -----------     -----------
Total assets, as reported               $33,260,398     $31,794,283     $30,609,108     $29,086,757     $27,874,784
Shareholders equity as reported           2,710,762       2,617,053       2,493,054       2,441,761       2,121,133
Tier 1 capital                            2,628,254       2,418,782       2,312,598       2,184,839       1,951,425
Total capital                             3,834,230       3,377,927       3,017,058       2,868,209       2,602,106
Weighted risk assets                     32,408,161      28,656,662      26,521,830      24,417,553      22,611,197
Adjusted quarterly average assets        32,174,525      30,651,822      29,568,331      28,587,951      27,494,254

Risk-based capital ratios
    Tier 1 capital to weighted
        risk assets                            8.11%           8.44%           8.72%           8.95%           8.63%
    Total capital to weighted
        risk assets                           11.83           11.79           11.38           11.75           11.51
Leverage Ratio - Tier 1 capital to
    adjusted average assets                    8.17            7.89            7.82            7.64            7.10

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                         U.S. BANCORP AND SUBSIDIARIES
                                 CAPITAL RATIOS
                                 (In Thousands)
                                  (Continued)

                                                   1996            1995
                                                -----------     -----------
Total assets, as reported
  U.S. Bank of Oregon                           $14,289,623     $12,125,235
  U.S. Bank of Washington                         9,703,758       9,263,179
  U.S. Bank of Idaho                              3,823,744       4,786,820

Shareholders equity as reported
  U.S. Bank of Oregon                             1,094,263       1,090,899
  U.S. Bank of Washington                           689,582         761,127
  U.S. Bank of Idaho                                231,381         343,102

Tier 1 capital
  U.S. Bank of Oregon                             1,072,459       1,080,548
  U.S. Bank of Washington                           689,948         758,039
  U.S. Bank of Idaho                                227,783         337,742

Total capital
  U.S. Bank of Oregon                             1,622,921       1,312,035
  U.S. Bank of Washington                         1,049,596         960,244
  U.S. Bank of Idaho                                338,437         380,134

Weighted risk assets
  U.S. Bank of Oregon                            14,820,203      12,506,018
  U.S. Bank of Washington                         9,953,908       9,078,265
  U.S. Bank of Idaho                              3,241,792       3,379,494

Adjusted quarterly average assets
  U.S. Bank of Oregon                            13,835,773      11,241,854
  U.S. Bank of Washington                         9,267,325       9,017,317
  U.S. Bank of Idaho                              3,820,778       4,657,361

Risk-based capital ratios
  Tier 1 capital to weighted risk assets
    U.S. Bank of Oregon                                7.24%           8.64%
    U.S. Bank of Washington                            6.93            8.35
    U.S. Bank of Idaho                                 7.03            9.99

  Total capital to weighted risk assets
    U.S. Bank of Oregon                               10.95%          10.49%
    U.S. Bank of Washington                           10.54           10.58
    U.S. Bank of Idaho                                10.44           11.25

  Leverage Ratio - Tier 1 capital to
   adjusted average assets
    U.S. Bank of Oregon                                7.75%           9.61%
    U.S. Bank of Washington                            7.44            8.41
    U.S. Bank of Idaho                                 5.96            7.25